UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MICROLIN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 135 E. 57th St., 12th Floor, New York, New York (Address of principal executive offices)	46-3896989 (I.R.S. Employer Identification No.) 10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.000001 per share	The NASDAQ Stock Market LLC

Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193315 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

This amendment to Form 8-A (this “Amendment”) amends the information set forth in the Form 8-A filed with the Securities and Exchange Commission on June 13, 2014 (the “Original Form 8-A”) by Microlin Bio, Inc. (the “Registrant”). The Registrant is adding warrants to purchase shares of its common stock as a security to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is amending Item 1 “Description of Registrant’s Securities to be Registered” of the Original Form 8-A to provide a description of the warrants.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the shares of Registrant’s common stock, par value $0.000001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock being registered herein, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-193315), as initially filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2014, as amended and supplemented to date, including through free writing prospectuses (the “Registration Statement”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A filed on July 14, 2014 (file no. 333-193315)).

4.2	Form of Warrant Agreement between the Registrant and VStock Transfer, LLC, as Warrant Agent (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A filed on July 14, 2014 (file no. 333-193315)).

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 14, 2014

MICROLIN BIO, INC.

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Executive Chairman and Chief Executive Officer